Exhibit 3.51

[STATE OF MAINE SEAL]

                               Minimum Fee $35 (See Section 1401 sub-Section 15)
                               -------------------------------------------------
 DOMESTIC BUSINESS CORPORATION            FILE NO. 19961070 0 PAGES 3
                                          FEE PAID $     35.00
         STATE OF MAINE                   DCN       1972521800011  LNME
                                          -------------FILED-----------
      ARTICLES OF AMENDMENT                       09/09/1997

(SHAREHOLDERS VOTING AS ONE CLASS)             /s/ Nancy B. Kelleher
                                            ----------------------------
    AMERICAN SKIING COMPANY                    Deputy Secretary of State
----------------------------------        --------------------------------------
    (Name of Corporation)
                                          A TRUE COPY WHEN ATTESTED BY SIGNATURE

                                                 /s/ Nancy B. Kelleher
                                              ----------------------------
                                                Deputy Secretary of State
                                          --------------------------------------

Pursuant to 13-A MRSA Sections 805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST: All outstanding shares were entitled to vote on the following amendment as ONE class.

SECOND: The amendment set out in Exhibit a attached was adopted by the shareholders on (date) 8/20/97
         ("X" one box only)

         /X/ at a meeting legally called and held   OR  / / by unanimous written
                                                            consent

THIRD: Shares outstanding and entitled to vote and shares voted for an against said amendment were:

              NUMBER OF SHARES OUTSTANDING        NUMBER              NUMBER
                   AND ENTITLED TO VOTE          VOTED FOR        VOTED AGAINST

                        978,300                  978,300                0

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached it if it not set forth in the amendment itself.

FIFTH: If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

        CLASS       SERIES (IF ANY)      NUMBER OF SHARES     PAR VALUE (IF ANY)

The aggregate par value of all such shares (of all classes and series) HAVING PAR VALUE is $_________________

The total number of all such shares (of all classes and series) WITHOUT PAR VALUE is __________________ shares


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

SIXTH: The address of the registered office of the corporation in the State of Maine is__________________________________________________________

         P.O. Box 450, Sunday River Access Road, Bethel, Maine 04217
         ---------------------------------------------------------------------
                         (street, city, state and zip code)

DATED:   8/27/97                       *By /s/ Christopher E. Howard
      -------------                        ------------------------------------

                                               Christopher E. Howard, Clerk
-----------------------------------         ------------------------------------
    MUST BE COMPLETED FOR VOTE                 (type or print name and capacity)
        OF SHAREHOLDERS
----------------------------------
I certify that I have custody of       *By
 the minutes showing the above             -------------------------------------
  action by the shareholders                           (signature)

                                           -------------------------------------
     /s/ Christopher E. Howard                 (type or print name and capacity)
  ------------------------------
(signature of clerk, secretary or
        asst. secretary)
----------------------------------

NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in Section 806, or because the articles so provide. For vote necessary for adoption see
       Section 805.

--------------------------------------------------------------------------------
*This document MUST be signed by (1) the CLERK OR (2) the PRESIDENT or a vice-president AND the SECRETARY or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the DIRECTORS or such directors as may be designated by a majority of directors then in office OR (4) if there are no such directors, then the HOLDERS, or such of them as may be designated by the holders, OF RECORD OF A MAJORITY OF ALL OUTSTANDING SHARES entitled to vote thereon OR (5) the HOLDERS OF ALL OUTSTANDING SHARES of the corporation.

   SUBMIT COMPLETED FORMS TO:  CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
                               101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
                                            TEL. (207) 287-4195

FORM NO. MBCA-9 Rev. 96


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

                             AMERICAN SKIING COMPANY

                   MINUTES OF SPECIAL MEETING OF SHAREHOLDERS

      Pursuant to a noticed mailed to all shareholders on August 15, 1997, a special meeting of the shareholders of the above-named corporation was held via conference call on August 20, 1997.

      The meeting was called to order and the minutes of the meeting were kept by the Clerk. The shares of the corporation entitled to vote present or represented by Proxy at the meeting are as follows:


      Shares Issued and Outstanding
      and Entitled to Vote:                           978,300

      Present in Person:                               39,132

      Present by Proxy:                               939,168

      Total Number of Shares Present in Person
      or by Proxy                                     978,300


      The Clerk thereupon declared a quorum present and the meeting open for the transaction of business.

      VOTED: To change the name of the corporation from American Skiing Company to ASC East, Inc.

      VOTED: To fix the number of Directors, until their successors shall be duly elected and qualified, at two and to elect the following named individuals as Directors

               Leslie B. Otten
               Gordon Gillies

      There being no further business to come before the meeting, on motion duly made and seconded, it was unanimously

      VOTED:   To adjourn.

                     Adjourned.

                           A true record.

                                 ATTEST: /s/ Christopher E. Howard
                                        --------------------------------
                                        Clerk


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